Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TARGANTA THERAPEUTICS CORPORATION

Targanta Therapeutics Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 6, 2005.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on December 22, 2005.

THIRD: A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 29, 2006.

FOURTH: That the Board of Directors of the Corporation duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor.

FIFTH: That the stockholders of the Corporation, on the recommendation of the Corporation’s Board of Directors, duly adopted resolutions by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, in which consent the necessary number of shares as required by statute were voted in favor of the amendment and restatement of the Corporation’s certificate of incorporation.

SIXTH: That said amendment and restatement was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

SEVENTH: The Second Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated herein by this reference.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by an authorized officer of the Corporation on this 31st day of January, 2007.

TARGANTA THERAPEUTICS CORPORATION

By:	/s/ Mark Leuchtenberger
Mark Leuchtenberger President and Chief Executive Officer

[Signature Page to Second Amended and Restated Certificate of Incorporation]

Exhibit A

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TARGANTA THERAPEUTICS CORPORATION.

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Targanta Therapeutics Corporation.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, in New Castle County, and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware Act”).

FOURTH:

Section 1. Classes of Stock. This Corporation is authorized to issue two classes of shares to be designated respectively preferred stock, par value US$0.0001 per share (“Preferred Stock”), and common stock, par value US$0.0001 per share (“Common Stock”).

Immediately upon the effectiveness of this certificate of incorporation, each one share of capital stock issued and outstanding or held in the treasury of the Corporation will be and hereby is automatically reclassified and changed (without any further act) into one-one hundred and fiftieth (1/150th) of a fully paid and nonassessable share of such class or series of capital stock of the Corporation, without increasing or decreasing the par value thereof; provided that no fractional shares shall be issued in respect of any shares of capital stock that are hereby changed into less than one full share of such class or series of capital stock to which the holder thereof would otherwise be entitled, but in lieu thereof, the Company shall pay cash equal to such fraction multiplied by the fair market value of one share of such class or series of capital stock as determined by the Corporation’s Board of Directors. Upon the effectiveness of the reverse stock split described in the preceding sentence, the total number of shares of capital stock that the Corporation shall be authorized to issue is 55,505,000 shares. The total number of shares of Common Stock this Corporation shall have authority to issue is 32,000,000 shares. The total number of shares of Preferred Stock this Corporation shall have authority to issue is 23,505,000 shares.

Section 2. Upon the effectiveness of the reverse stock split contemplated in Section 1, the Preferred Stock shall be divided into eleven (11) series designated and comprised as follows. The first series shall consist of 20,000 shares and is designated “Series A Preferred Stock.” The second series shall consist of 20,000 shares and is designated “Series A Special Voting Stock.” The third series shall consist of 245,000 shares and is designated “Series B Preferred Stock.” The fourth series shall consist of 200,000 shares and is designated “Series B Special Voting Stock.” The fifth series shall consist of 5,520,000 shares and is designated “Common Special Voting Stock.” The sixth series shall consist of 3,200,000 shares and is designated “Series C-1 Preferred Stock.” The seventh series shall consist of 900,000 shares and is designated “Series C-1 Special Voting Stock.” The eighth series shall consist of 1,600,000 shares and is designated “Series C-2 Preferred Stock.” The ninth series shall consist of 500,000 shares and is designated “Series C-2 Special Voting Stock.” The tenth series shall consist of 9,500,000 shares and is designated “Series C-3 Preferred Stock.” The eleventh series shall consist of 1,800,000 shares and is designated “Series C-3 Special Voting Stock.” The Series A Special Voting Stock, Series B Special Voting Stock, Series C-1 Special Voting Stock, the Series C-2 Special Voting Stock, the Series C-3 Special Voting Stock and Common Special Voting Stock are referred to collectively herein as the “Special Voting Stock.” The Series C-1 Preferred Stock, the Series C-2 Preferred Stock and the Series C-3 Preferred Stock are referred to collectively herein as the “Series C Preferred Stock.” The Series C-1 Special Voting Stock, the Series C-2 Special Voting Stock and the Series C-3 Special Voting Stock are referred to collectively herein as the “Series C Special Voting Stock.” The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock are collectively referred to herein as the “US Preferred Stock.”

As used herein, the term “Series A Original Issue Price” shall mean $123.00 (as adjusted for any stock splits, stock dividends, stock combinations and the like). As used herein, the term “Series B Original Issue Price” shall mean $199.50 (as adjusted for any stock splits, stock dividends, stock combinations and the like). As used herein, the term “Series C Original Issue Price” shall mean $10.45157 (as adjusted for any stock splits, stock dividends, stock combinations and the like).

The Series A Original Issue Price, the Series B Original Issue Price and the Series C Original Issue Price shall be collectively referred to as the “Original Issue Prices” and shall each be individually referred to as an “Original Issue Price.”

Section 3. The preferences, rights, privileges and restrictions granted to, and imposed on, the Preferred Stock are as follows:

(a) Dividends.

(1) Each holder of Common Stock and US Preferred Stock shall be entitled, subject to the following provisions, to receive, pro rata to the number of shares of Common Stock held by such holder (assuming, for such purposes, that all holders of shares of US Preferred Stock have converted such shares of US Preferred Stock into shares of Common Stock in accordance with Section 3(e)(1), except that for the purpose of this Section 3(a)(1), declared but unpaid dividends on each share of US Preferred Stock shall not be taken into account in calculating the conversion of US Preferred Stock into Common Stock), such dividends as may be declared from time to time by the directors of the Corporation.

(2) The holders of shares of Series C Preferred Stock and Series B Preferred Stock, on a pari passu basis, shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on any other shares of any series or classes of stock of this Corporation other than the Series C Preferred Stock or the Series B Preferred Stock, at the rate of eight percent (8%) per annum of the Series C Original Issue Price or the Series B Original Issue Price, respectively, per share, payable when, as, and if declared by the Board of Directors. Such dividends shall not be cumulative. For any part of a fiscal year of the Corporation during which a share of Series C Preferred Stock or Series B Preferred Stock is outstanding, dividends thereon shall be calculated on a pro rata basis to the number of days during which such share was outstanding based on a 365-day year. The foregoing dividends shall not be cumulative.

(3) Notwithstanding the foregoing, the Corporation shall neither declare nor pay dividends on its Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock unless the holders of at least a majority of the then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a single class on an “as converted” basis, have approved such declaration or payment. Further, for as long as any amount is due to Investissement Québec under a loan agreement signed by Investissement Québec on April 13, 2004 and accepted by Targanta Therapeutics Inc., a corporation organized under the Canadian Business Corporations Act (“Targanta Quebec”), on April 27, 2004 whereunder Investissement Québec has lent the amount of Cdn$8,000,000 to Targanta Quebec (the “Loan Agreement”), the payment of any declared but unpaid dividend on the Series C Preferred Stock or the Series B Preferred Stock shall be satisfied only by the issuance of shares of the applicable series of US Preferred Stock.

(4) Except as provided in Section 3(e) hereof, any declared but unpaid dividends on shares of Series C Preferred Stock or Series B Preferred Stock shall be paid upon the conversion of such shares into Common Stock either (at the option of the Corporation) by payment of cash or by the issuance of additional Common Stock based upon the fair market value of the Common Stock at the time of conversion, as determined in good faith by the Corporation’s Board of Directors.

(b) Liquidation, Dissolution or Other Distribution of Assets.

(1) For purposes of this Section 3(b), each of the following events, whether voluntary or involuntary, shall be treated as a liquidation, dissolution or winding up of the Corporation (each, a “Liquidation Event”) and shall entitle the holders of shares of all classes or series of stock to receive at the closing of such transaction such amounts and in such priority as are specified in this Section 3(b) (whether in cash, securities or other property):

(i) any liquidation, dissolution or winding up of the Corporation;

(ii) any consolidation, amalgamation or merger of the Corporation into or with any other entity or entities (except a consolidation, amalgamation or merger with or into a wholly-owned subsidiary of the Corporation (including without limitation any consolidation, amalgamation or merger of the Corporation into or with Targanta Quebec or Targanta Therapeutics (Ontario) Inc., a corporation incorporated under the Canada Business Corporations Act ( “Targanta Ontario”)) or a consolidation, amalgamation or merger in which either (A) the Corporation’s voting stock outstanding immediately prior to such transaction continue to represent a majority by voting power of the voting stock outstanding immediately following the transaction on a fully diluted basis or (B) the stock issued in exchange for the Corporation’s voting stock outstanding immediately prior to such transaction represent a majority by voting power of the voting stock of the continuing or resulting entity immediately following the transaction on a fully diluted basis);

(iii) any issuance, sale or other disposition (or series of related sales or dispositions) of the voting stock of the Corporation in which the stockholders holding a majority of the outstanding voting stock immediately prior to such event do not hold a majority of the outstanding voting stock of the Corporation immediately after such event on a fully diluted basis; or

(iv) any sale, exclusive license, lease or disposition of all or substantially all of the assets of the Corporation, Targanta Quebec or Targanta Ontario that represents, on a consolidated basis, substantially all of the assets of the Corporation, Targanta Quebec and Targanta Ontario, but excluding any transfer of (A) the assets or capital stock of either of Targanta Quebec or Targanta Ontario to the Corporation, (B) the assets or capital stock of Targanta Quebec to Targanta Ontario and (C) the assets or capital stock of Targanta Ontario to Targanta Quebec.

(2) In the event of any Liquidation Event:

(i) prior and in preference to any payment to the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock and any other class or series of stock ranking in liquidation junior to the Series C-3 Preferred Stock or the Series C-2 Preferred Stock, by reason of their ownership thereof, the holders of each share of Series C-3 Preferred Stock and Series C-2 Preferred Stock then outstanding shall be entitled to be paid, on a pari passu basis, out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Series C Original Issue Price of such share of Series C-3 Preferred Stock or Series C-2 Preferred Stock, plus any declared and unpaid dividends thereon, if any (in the case of the Series C-3 Preferred Stock, the “Series C-3 Liquidation Preference” and, in the case of the Series C-2 Preferred Stock, the “Series C-2 Liquidation Preference”); provided, however, that once the InterMune Milestones (as defined below) have been achieved, the Series C-3 Preferred Stock and the Series C-2 Preferred Stock shall no longer rank on a pari passu basis upon a Liquidation Event and instead the Series C-3 Preferred Stock shall rank senior to the Series C-2 Preferred Stock such that the entire Series C-3 Liquidation Preference shall be paid in full prior to any payment in respect of the Series C-2 Liquidation Preference; provided, further, that if, upon any Liquidation Event, the Corporation has achieved one but not both of the InterMune Milestones, the amount of the Series C-2 Liquidation Preference that shall be pari passu to the Series C-3 Liquidation Preference shall be proportionally adjusted; provided, finally, that it shall be understood that, upon a Liquidation Event, no more than an aggregate of $15,000,000 in value (discounting for this calculation amounts in respect of declared and unpaid dividends on the Series C-2 Preferred Stock) in respect of (A) outstanding debt owed by the Corporation to InterMune, Inc. (“InterMune”) pursuant to an outstanding convertible promissory note originally issued by the Corporation to InterMune on December 23, 2005 (the “InterMune Note”) and (B) the Series C-2 Liquidation Preference, shall rank senior to (in respect of outstanding debt owed to InterMune) or on a pari passu basis with (in respect of the Series C-2 Liquidation Preference) the Series C-3 Liquidation

Preference. If, upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to the holders of shares of Series C-3 Preferred Stock and Series C-2 Preferred Stock of the full amount of the Series C-3 Liquidation Preference and Series C-2 Liquidation Preference to which they shall be entitled under this subsection (3)(b)(2)(i), subject to the limitation with respect of priority as between the Series C-3 Liquidation Preference and the Series C-2 Liquidation Preference set forth above in this subsection 3(b)(2)(i), then the entire assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of shares of Series C-3 Preferred Stock and Series C-2 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection 3(b)(2)(i);

(ii) after the payment of the amounts required pursuant to subsection 3(b)(2)(i) above and prior and in preference to any payment to the holders of shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock and any other class or series of stock ranking in liquidation junior to the Series C-1 Preferred Stock, by reason of their ownership thereof, the holders of each share of Series C-1 Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Series C Original Issue Price of such share of Series C-1 Preferred Stock, plus any declared and unpaid dividends thereon, if any (the “Series C-1 Liquidation Preference”). If, upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to the holders of shares of Series C-1 Preferred Stock of the full amount of the Series C-1 Liquidation Preference to which they shall be entitled under this subsection 3(b)(2)(ii), then the entire assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of shares of Series C-1 Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection 3(b)(2)(ii);

(iii) after the payment of the amounts required pursuant to subsections 3(b)(2)(i) and (ii) above and prior and in preference to any payment to the holders of shares of Common Stock, Series A Preferred Stock and any other class or series of stock ranking in liquidation junior to the Series B Preferred Stock, by reason of their ownership thereof, the holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount equal to the Series B Original Issue Price of such share of Series B Preferred Stock, plus any declared and unpaid dividends thereon, if any (the “Series B Liquidation Preference”). If, upon any such Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit the payment to the holders of shares of Series B Preferred Stock of the full amount of the Series B Liquidation Preference to which they shall be entitled under this subsection (3)(b)(2)(iii), then the entire assets of the Corporation available for distribution to its stockholders shall be distributed ratably among the holders of shares of Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive under this subsection 3(b)(2)(iii); and

(iv) after the payment of the amounts required pursuant to subsections 3(b)(2)(i), (ii) and (iii) above, the Corporation shall distribute ratably the remaining assets of the Corporation available for distribution to its stockholders among the holders of shares of Common Stock and US Preferred Stock, by reason of their ownership thereof, pro rata based on the number of shares of Common Stock held by each (assuming, for such purposes, that all holders of shares of US Preferred Stock have converted such shares of US Preferred Stock into shares of Common Stock in accordance with Section 3(e)(1), except that for the purposes of this Section 3(b)(2)(iv), any declared but unpaid dividends on shares of US Preferred Stock shall not be taken into account in calculating the conversion of such US Preferred Stock into Common Stock).

(v) Whenever the distributions provided for in this Section 3(b) shall be payable in securities or property other than cash, the value of such distributions shall be the fair market value of such securities or other property as determined in good faith by the Corporation’s Board of Directors. For purposes of this valuation, any securities shall be valued as follows:

A. If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

B. If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

C. If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors of the Corporation, in good faith.

(3) Upon a Liquidation Event, the holders of Special Voting Stock shall not be entitled to any payment or distribution from the remaining assets or funds of the Corporation.

(4) For purposes of this Section 3(b), the term “InterMune Milestones” shall mean the First Milestone and the Second Milestone as such terms are defined in the Asset Purchase Agreement, by and between the Corporation and InterMune, dated as of December 23, 2005, as amended from time to time.

(c) Redemption. No class or series of the Corporation’s capital stock shall be redeemable at the option of the holder of such shares of capital stock.

(d) Voting Rights.

(1) Series C Preferred Stock. Each holder of Series C Preferred Stock shall be entitled to vote, together with the holders of shares of (A) each other series of US Preferred Stock, (B) Special Voting Stock and (C) Common Stock as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Series C Preferred Stock voting on an “as converted” basis shall be entitled to the number of votes equal to the largest number of full shares of Common Stock that would be issuable to such holder if all the shares of such Preferred Stock held by such holder were converted into the number of shares of Common Stock issuable pursuant to Section 3(e)(1) below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed (except that any declared but unpaid dividends on shares of Series C Preferred Stock shall not be taken into account in calculating voting rights on an “as converted” basis). In all cases in which the holders of Series C Preferred Stock have the right to vote (together with the Series C Special Voting Stock) separately as a class or series, they shall vote on an “as converted” basis. Unless prohibited by law, the Series C Preferred Stock and the Series C Special Voting Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act.

(2) Series B Preferred Stock. Each holder of Series B Preferred Stock shall be entitled to vote, together with the holders of shares of (A) each other series of US Preferred Stock, (B) Special Voting Stock and (C) Common Stock as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Series B Preferred Stock voting on an “as converted” basis shall be entitled to the number of votes equal to the largest number of full shares of Common Stock that would be issuable to such holder if all the shares of such Preferred Stock held by such holder were converted into the number of shares of Common Stock issuable pursuant to Section 3(e)(1) below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed (except that any declared but unpaid dividends on shares of Series B Preferred Stock shall not be taken into account in calculating voting rights on an “as converted” basis). In all cases in which the holders of Series B Preferred Stock have the right to vote (together with the Series B Special Voting Stock) separately as a class or series, they shall vote on an “as converted” basis. Unless prohibited by law, the Series B Preferred Stock and the Series B Special Voting Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act.

(3) Series A Preferred Stock. Each holder of Series A Preferred Stock shall be entitled to vote, together with the holders of shares of (A) each other series of US Preferred Stock, (B) Special Voting Stock and (C) Common Stock as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Series A Preferred Stock voting on an “as converted” basis shall be entitled to the number of votes equal to the largest number of full shares of Common Stock that would be issuable to such holder if all the shares of such Preferred Stock held by such holder were converted into the number of shares of Common Stock issuable pursuant to Section 3(e)(1) below at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed (except that any declared but unpaid dividends on shares of Series A Preferred Stock shall not be taken into account in calculating voting rights on an “as converted” basis). In all cases in which the holders of Series A Preferred Stock have the right to vote (together with the Series A Special Voting Stock) separately as a class or series, they shall vote on an “as converted” basis. Unless prohibited by law, the Series A Preferred Stock and the Series A Special Voting Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act.

(4) Series C Special Voting Stock. Each holder of Series C Special Voting Stock shall be entitled to vote, together with the holders of shares of (A) US Preferred Stock, (B) each other series of Special Voting Stock and (C) Common Stock, as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock of the Corporation under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Series C Special Voting Stock voting on an “as converted” basis shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which the shares of such Special Voting Stock held by such holder would be convertible if such shares of Special Voting Stock were shares of Series C Preferred Stock held by such holder on the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed (except that any declared but unpaid dividends on shares of Series C Preferred Stock shall not be taken into account in calculating voting rights on an “as converted” basis). In all cases in which the holders of Series C Special Voting Stock have the right to vote (together with the Series C Preferred Stock) separately as a class or series, they shall vote on an “as converted” basis. Unless prohibited by law, the Series C Preferred Stock and the Series C Special Voting Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act.

(5) Series B Special Voting Stock. Each holder of Series B Special Voting Stock shall be entitled to vote, together with the holders of shares of (A) US Preferred Stock, (B) each other series of Special Voting Stock and (C) Common Stock, as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock of the Corporation under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Series B Special Voting Stock voting on an “as converted” basis shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which the shares of such Special Voting Stock held by such holder would be convertible if such shares of Special Voting Stock were shares of Series B Preferred Stock held by such holder on the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed (except that any declared but unpaid dividends on shares of Series B Preferred Stock shall not be taken into account in calculating voting rights on an “as converted” basis). In all cases in which the holders of Series B Special Voting Stock have the right to vote (together with the Series B Preferred Stock) separately as a class or series, they shall vote on an “as converted” basis. Unless prohibited by law, the Series B Preferred Stock and the Series B Special Voting Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act.

(6) Series A Special Voting Stock. Each holder of Series A Special Voting Stock shall be entitled to vote, together with the holders of shares of (A) US Preferred Stock, (B) each other series of Special Voting Stock and (C) Common Stock, as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock of the Corporation under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Series A Special Voting Stock voting on an

“as converted” basis shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which the shares of such Special Voting Stock held by such holder would be convertible if such shares of Special Voting Stock were shares of Series A Preferred Stock, held by such holder on the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed (except that any declared but unpaid dividends on shares of Series A Preferred Stock shall not be taken into account in calculating voting rights on an “as converted” basis). In all cases in which the holders of Series A Special Voting Stock have the right to vote (together with the Series A Preferred Stock) separately as a class or series, they shall vote on an “as converted” basis. Unless prohibited by law, the Series A Preferred Stock and the Series A Special Voting Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act.

(7) Common Special Voting Stock. Each holder of Common Special Voting Stock shall be entitled to vote, together with the holders of shares of (A) US Preferred Stock, (B) each other series of Special Voting Stock and (C) Common Stock, as one class on an “as converted” basis, on all matters submitted to a vote of the holders of the capital stock of the Corporation under the applicable provisions of the Delaware Act. For purposes of this Certificate of Incorporation, any holder of shares of Common Special Voting Stock voting on an “as converted basis” shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such share of Common Special Voting Stock held by such holder would be convertible pursuant to the procedure set forth below (if such share were so convertible) on the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first executed. Each share of Common Special Voting Stock shall be deemed convertible into one share of Common Stock (as adjusted for stock dividends, stock splits, stock combinations and the like affecting the Common Stock after the effective date of this Certificate of Incorporation). In all cases in which the holder of Common Special Voting Stock has the right to vote, together with the Common Stock, separately as a class or series, it shall vote on an “as converted” basis. Unless prohibited by law, the Common Special Voting Stock and the Common Stock shall be treated as a single class on all matters submitted to a vote under the Delaware Act. For greater certainty, the shares of Special Voting Stock are not convertible into US Preferred Stock or Common Stock.

(e) Conversion. The holders of the US Preferred Stock shall have conversion rights as follows:

(1) Optional Conversion. Each share of US Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the sum of the Original Issue Price in effect for such series of US Preferred Stock and all declared but unpaid dividends on each such share of US Preferred Stock by (B) the Conversion Price (as defined herein) then in effect for such series of US Preferred Stock on the date the certificate is surrendered for conversion. The “Series C Conversion Price” shall initially be equal to the Series C Original Issue Price. Such initial Series C Conversion Price shall be adjusted as hereinafter provided. On the conversion of any Series C Preferred Stock at the then effective

Series C Conversion Price, any declared but unpaid dividends on such Series C Preferred Stock included in the calculation of the number of shares of Common Stock issuable upon such conversion shall be deemed to be paid and satisfied by the Corporation. The “Series B Conversion Price” shall initially be equal to $19.35. Such initial Series B Conversion Price shall be adjusted as hereinafter provided. On the conversion of any Series B Preferred Stock at the then effective Series B Conversion Price, any declared but unpaid dividends on such Series B Preferred Stock included in the calculation of the number of shares of Common Stock issuable upon such conversion shall be deemed to be paid and satisfied by the Corporation. The “Series A Conversion Price” shall initially be equal to $10.80. Such initial Series A Conversion Price shall be adjusted as hereinafter provided. On the conversion of any Series A Preferred Stock at the then effective Series A Conversion Price, any declared and unpaid dividends on such Series A Preferred Stock included in the calculation of the number of shares of Common Stock issuable upon such conversion shall be deemed to be paid and satisfied by the Corporation. The Series A Conversion Price, the Series B Conversion Price and the Series C Conversion Price shall be collectively referred to as the “Conversion Prices” and shall each individually be referred to as a “Conversion Price.”

(2) Automatic Conversion. Upon the closing of the sale of the Corporation’s Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) resulting in the listing or quotation of the Common Stock on the Nasdaq Global Market or another recognized United States stock exchange, such public offering acceptable to the holders of at least a majority of the issued and outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a single class on an “as converted” basis (a “Qualified Public Offering”), each share of US Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the sum of the Original Issue Price in effect for such series of US Preferred Stock and all declared but unpaid dividends on each share of US Preferred Stock by (B) the Conversion Price then in effect for such series of US Preferred Stock on the date of the Qualified Public Offering.

(3) Special Voting Stock Conversion. Any shares of Series C Special Voting Stock shall automatically be converted into shares of Common Special Voting Stock upon the conversion into Common Exchangeable Shares (as defined below) of the Class C-3 Preferred Exchangeable Shares, Class C-2 Preferred Exchangeable Shares or the Class C-1 Preferred Exchangeable Shares, the terms of which are defined in the articles of incorporation of Targanta Ontario, as amended (the “Class C Exchangeable Shares”), giving rise to such shares of Series C Special Voting Stock. Any shares of Series B Special Voting Stock shall automatically be converted into shares of Common Special Voting Stock upon the conversion into Common Exchangeable Shares of the Class B Preferred Exchangeable Shares, the terms of which are defined in the articles of incorporation of each of Targanta Québec or Targanta Ontario, as amended (the “Class B Exchangeable Shares”), giving rise to such shares of Series B Special Voting Stock. Any shares of Series A Special Voting Stock shall automatically be converted into shares of Common Special Voting Stock upon the conversion into Common Exchangeable Shares of the Class A Preferred Exchangeable Shares, the terms of which are defined in the articles of incorporation of Targanta Québec, as amended (the “Class A Exchangeable Shares”), giving rise to such shares of Series A Special Voting Stock. Such shares of Special Voting Stock shall be converted into the same number of shares of Common Special Voting Stock as equals the number of Common Exchangeable Shares the converting holder receives in such conversion. “Common Exchangeable Shares” means the Common Exchangeable Shares, the terms of which are defined in the articles of incorporation, as amended, of Targanta Québec or Targanta Ontario, as applicable.

(4) Mechanics of Conversion.

(i) Optional Conversion. Before any holder of US Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of US Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of US Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) Automatic and Special Voting Stock Conversions. The Corporation shall not be obligated to issue certificates evidencing the Common Stock issuable upon the automatic conversion of the US Preferred Stock or the Common Special Voting Stock issuable on the conversion of the Series C Special Voting Stock, Series B Special Voting Stock or the Series A Special Voting Stock unless the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation and its counsel to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the US Preferred Stock or the Series C Special Voting Stock, Series B Special Voting Stock or Series A Special Voting Stock, as the case may be, the holder(s) thereof shall surrender the certificate(s) representing such shares at the office of the Corporation or any transfer agent for the Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of US Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred or the number of shares of Common Special Voting Stock into which the shares of Series C Special Voting Stock, Series B Special Voting Stock or Series A Special Voting Stock surrendered were convertible on the date on which such conversion occurred.

(5) Adjustments. The Conversion Price and the number of shares of Common Stock issuable upon conversion of any shares of US Preferred Stock pursuant to Sections 3(e)(1) or (2) shall be subject to adjustment as follows:

(i) Adjustment for Stock Splits and Combinations. If the Corporation effects a split or subdivision of the outstanding Common Stock, the Conversion Price then in effect for each series of US Preferred Stock immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation combines the outstanding Common Stock into a smaller number of shares, the Conversion Price then in effect for each series of US Preferred Stock immediately before the combination shall be proportionately increased. Any adjustment under this subsection (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustments for Reclassification, Exchange and Substitution. In the event the Common Stock issuable upon the conversion of each series of US Preferred Stock is changed into the same or a different number of shares of any class, classes or series of capital stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 3(e)), then and in any such event each holder of shares of such series of US Preferred Stock shall have the right thereafter to receive, upon the conversion in exchange for Common Stock of such shares of US Preferred Stock, the kind and amount of capital stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of Common Stock into which such shares of US Preferred Stock shall be convertible or redeemable, all subject to further adjustment as provided herein.

(iii) Reorganizations, Mergers, Consolidations or Sales of Assets. If there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 3(e)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation’s properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of each series of US Preferred Stock shall thereafter be entitled to receive, upon the conversion to Common Stock of such series of US Preferred Stock, the number of shares of capital stock or other securities or property to which a holder of the number of shares of Common Stock issuable upon such conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, an appropriate adjustment shall be made in the application of the provisions of this Section 3(e) with respect to the rights of the holders of such series of US Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 3(e) (including adjustment of the Conversion Price then in effect for such series of US Preferred Stock and the number of shares issuable upon conversion of such series of US Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

(iv) Special Adjustment upon Initial Public Offering. If the Corporation completes an initial public offering (including a Qualified Public Offering) (either, an “Offering”) and the final per share price in such Offering is less than the Series C Conversion Price then in effect, i.e. based on a deemed enterprise value for the Corporation upon such Offering on a pre-money basis (excluding for such calculation the value of any amounts received by the Corporation upon the sale of shares of Common Stock in such Offering) of less than $150,000,000, then the Series C Conversion Price shall be reduced, concurrently with such

Offering, to the consideration per share received by the Corporation for a share of Common Stock issued by the Corporation to the public in the Offering; provided, however, that if the deemed enterprise value for the Corporation upon such Offering on a pre-money basis (calculated as described above) is less than $130,000,000, then the Series C Conversion Price shall be reduced concurrently with such Offering to the price per share that would have resulted in a deemed enterprise value for the Corporation upon such Offering on a pre-money basis (calculated as described above) of $130,000,000 (which, for the avoidance of doubt, would correlate to an adjusted Series C Conversion Price of $6.0776 based on the Series C Conversion Price set forth herein as of the date hereof).

(6) Sale of Stock Below Conversion Price.

(i) Special Definitions. For purposes of this Section 3(e)(6) the following definitions shall apply:

A. “Additional Common Stock” shall mean all Common Stock or any new class of shares of capital stock having the same rights as Common Stock issued or, pursuant to Section 3(e)(6)(iii), deemed to be issued by the Corporation after the Original Issue Date (as defined below), whether or not subsequently reacquired or retired by the Corporation, other than:

i. US Preferred Stock issued or issuable on the redemption, retraction, conversion or exchange of the Class C Exchangeable Shares, Class B Exchangeable Shares or the Class A Exchangeable Shares;

ii. Common Stock issued or issuable on conversion of the US Preferred Stock;

iii. Common Stock issued or issuable on redemption, retraction, conversion or exchange of the Common Exchangeable Shares;

iv. Common Stock and all other Convertible Securities directly or indirectly issued or issuable pursuant to any Convertible Securities including the InterMune Note (including, in such case, Common Stock, Series C-2 Preferred Stock or Series C-3 Preferred Stock issued or issuable in respect of increases in the principal amount of the InterMune Note, in accordance with the terms thereof), provided that the rights established by this Section 3(e)(6) are applied with respect to the initial issuance by the Corporation of such Convertible Securities;

v. Common Stock issued or issuable pursuant to any Convertible Securities outstanding as of the Original Issue Date;

vi. Common Stock or Convertible Securities issued by the Corporation pursuant to a Qualified Public Offering;

vii. Common Stock issued in connection with any share split, or recapitalization of the Corporation or as a dividend or distribution in respect of the US Preferred Stock;

viii. Common Stock issued either directly or pursuant to the exercise of Options or the conversion of Convertible Securities granted in connection with any equipment lease, technology license, vendor or customer relationship or similar non-equity financing transaction approved by the Board of Directors; provided, however, that the aggregate number of shares of Common Stock issued or issuable pursuant to this subclause shall not exceed one million (1,000,000) shares (or such higher number as approved after the Original Issue Date by the holders of at least a majority of the outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a single class on an “as-converted” basis) (as adjusted for stock splits, stock combinations, stock dividends and the like);

ix. Common Stock, Options or Convertible Securities issued to a third party in an arms-length transaction for fair value in connection with any acquisition of another Person (as defined below) by the Corporation by merger, purchase of all or substantially all of its assets, or other reorganization, provided that any such issuance is approved by the Board of Directors, and

x. Up to 2,051,749 shares (or such higher number as approved after the Original Issue Date by the holders of at least a majority of the then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a single class on an “as-converted” basis) (as adjusted for stock splits, stock combinations, stock dividends and the like) of Common Stock, Options or Convertible Securities issued either directly or indirectly to employees, consultants or directors of the Corporation pursuant to either (i) a stock purchase or option plan or other employee stock incentive plan (a “Plan”) in existence on or prior to the Original Issue Date, including the Corporation’s 2005 Stock Plan and Targanta Québec’s Re-Amended and Restated Option Plan, or (ii) any other plan adopted by the Corporation, Targanta Quebec or Targanta Ontario that is approved by the Board of Directors and the stockholders of the Corporation, Targanta Quebec and Targanta Ontario, respectively, in accordance with the provisions of a unanimous stockholders’ agreement to which such stockholders are a party, including the holders of at least a majority of the then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a single class on an “as-converted” basis, provided that any Options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Corporation at cost shall not be counted toward such maximum number unless and until such shares are re-granted as new stock grants (or as new Options) pursuant to the terms of any such plan, agreement or arrangement.

B. “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock), warrants or other securities directly or indirectly convertible into or exchangeable for Common Stock (including, without limitation, any securities convertible into or exchangeable, directly or indirectly, for US Preferred Stock that is convertible into Common Stock) issued by the Corporation, Targanta Quebec, Targanta Ontario or any subsidiary of the Corporation, Targanta Quebec or Targanta Ontario.

C. “Options” shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

D. “Original Issue Date” shall mean the date on which the Corporation issues the first share of Series C Preferred Stock pursuant to a Series C Preferred Stock Purchase Agreement, by and among the Corporation and the other parties thereto, dated on or around the date hereof.

(ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the Series C Conversion Price then in effect shall be made in respect of the issuance of Additional Common Stock unless the consideration per share (determined pursuant to Section 3(e)(6)(v) hereof) for Additional Common Stock issued or deemed to be issued by the Corporation is less than the Series C Conversion Price then in effect on the date of and immediately prior to such issue. For the avoidance of doubt, no adjustment shall be made to the Series B Conversion Price or the Series A Conversion Price in the event of any issuance of Additional Common Stock after the Original Issue Date.

(iii) Deemed Issuance of Additional Common Stock. In the event the Corporation at any time, or from time to time after the Original Issue Date, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class or series of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided, further, that in any such case in which Additional Common Stock are deemed to be issued:

A. no further adjustments in the Series C Conversion Price then in effect shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

B. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series C Conversion Price then in effect computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series C Conversion Price in effect shall affect Common Stock previously issued upon conversion of such Series C Preferred Stock);

C. upon the expiration of any such Options or Convertible Securities, the termination of any such rights to convert or exchange or the expiration of any Options or Convertible Securities, the Series C Conversion Price in effect, to the extent in any way affected by or computed using such Options or Convertible Securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such Options or Convertible Securities or upon the exercise of the options or rights related to such securities; and

D. no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series C Conversion Price then in effect to an amount that exceeds the lower of (a) the Series C Conversion Price in effect on the original adjustment date for the Series C Preferred Stock, or (b) the Series C Conversion Price that would have resulted from any issuance of Additional Common Stock between the original adjustment date and such readjustment date for the Series C Preferred Stock.

(iv) Adjustment of Conversion Price upon Issuance of Additional Common Stock. In the event the Corporation at any time after the Original Issue Date shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to Section 3(e)(6)(iii)) without consideration or for a consideration per share less than the Series C Conversion Price then in effect on the date of and immediately prior to such issuance, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest $0.001) determined by multiplying the Series C Conversion Price by a fraction (A) the numerator of which shall be the sum of (I) the aggregate number of shares of Common Stock outstanding, or deemed to be outstanding as set forth below, immediately prior to such issuance plus (II) the number of shares of Common Stock that the aggregate consideration received by the Corporation for the Additional Common Stock would purchase at the Series C Conversion Price then in effect and (B) the denominator of which shall be the sum of (I) the aggregate number of shares of Common Stock outstanding, or deemed to be outstanding as set forth below, immediately prior to such issuance plus (II) the number of shares of Common Stock issued, or deemed to have been issued, in such issuance; provided that, for the purpose of this Section 3(e)(6)(iv), (x) the number of shares of Common Stock outstanding at any given time shall exclude shares in the treasury of the Corporation or shares of Common Stock held for the account of the Corporation or any of its subsidiaries, (y) all shares of Common Stock issuable upon conversion of US Preferred Stock outstanding immediately prior to such issuance (including US Preferred Stock and Common Stock issuable upon the redemption, retraction, conversion and/or exchange of Class A Exchangeable Shares, Class B Exchangeable Shares, Class C Exchangeable Shares and Common Exchangeable Shares) shall be deemed to be outstanding, and (z) immediately after any shares of Additional Common Stock are deemed issued pursuant to Section 3(e)(6)(iii), such shares shall be deemed to be outstanding shares of Additional Common Stock; and provided further, that such Series C Conversion Price shall not be so reduced at any time if the amount of such reduction would be an amount less than $0.001, but any such amount shall be carried forward and reduction with respect thereto made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall equal $0.001 or more.

(v) Determination of Consideration. For purposes of this Section 3(e)(5), the consideration received by the Corporation for the issue of any Additional Common Stock shall be computed as follows:

A. Cash and Property. Such consideration shall:

i. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

ii. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

iii. in the event Additional Common Stock is issued together with other shares or securities or other assets of the Corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

B. Options and Convertible Securities. The consideration per share received by the Corporation for Additional Common Stock deemed to have been issued pursuant to Section 3(e)(5)(iii), relating to Options and Convertible Securities shall be determined by dividing:

i. the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

ii. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

(7) CFO’s Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price then in effect for any series of US Preferred Stock or the number of shares of Common Stock issuable upon conversion of such series of US Preferred Stock, the Chief Financial Officer of the Corporation, upon the request of any holder of such series of US Preferred Stock or any holder of Series A Special Voting Stock, Series B Special Voting Stock or Series C Special Voting Stock, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Stock at the holder’s address as shown in the Corporation’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement (as applicable) of (i) the consideration received or deemed to be received by the Corporation for any Additional Common Stock issued or sold or deemed to have been issued or sold, (ii) the

Conversion Price at the time in effect for such series of US Preferred Stock, (iii) the number of shares of Common Stock issued and outstanding immediately prior to the issuance or sale, or deemed issuance or sale, of such Additional Common Stock, and the number of shares of Additional Common Stock, and (iv) the type and amount, if any, of other property that at the time would be received upon conversion of the applicable series of Preferred Stock.

(8) Fractional Stock. No fractional shares shall be issued upon conversion of any series of Preferred Stock. If more than one share of any series of Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the fair market value of such fractional share as reasonably determined in good faith by the Board of Directors.

(9) Reservation of Stock Issuable. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting (i) the conversion of the US Preferred Stock, (ii) the exchange of Common Exchangeable Shares and (iii) the conversion of any outstanding Convertible Securities, such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of US Preferred Stock (including US Preferred Stock issuable upon the redemption, retraction, conversion and/or exchange of Class A Exchangeable Shares, Class B Exchangeable Shares and Class C Exchangeable Shares), the exchange of all issued and outstanding Common Exchangeable Shares and the conversion of all issued and outstanding Convertible Securities; and if at any time the number of shares of authorized but unissued Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of US Preferred Stock (including US Preferred Stock issuable upon the redemption, retraction, conversion and/or exchange of Class A Exchangeable Shares Class B Exchangeable Shares and Class C Exchangeable Shares), the exchange of all issued and outstanding Common Exchangeable Shares and the conversion of all issued and outstanding Convertible Securities, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose.

(10) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon gross receipts or income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Stock upon conversion of the US Preferred Stock, except any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of such series of US Preferred Stock so converted were registered.

(11) Rounding of Calculations; Minimum Adjustment. Any provision of this Section 3(e) to the contrary notwithstanding, no adjustment in the Conversion Price for any series of US Preferred Stock shall be made if the amount of such adjustment would be less than $0.001, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any such subsequent adjustment that, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.001 or more.

(f) Notices of Record Date. In the event of (i) any taking by the Corporation of record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Liquidation Event, the Corporation shall mail to each holder of US Preferred Stock, Series A Special Voting Stock, Series B Special Voting Stock and Series C Special Voting Stock, at least 20 days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such Liquidation Event is expected to become effective, and (C) the date, if any, that is to be fixed, as of when the holders of record of Common Stock and US Preferred Stock (or other securities) shall be entitled to exchange their securities for securities or other property deliverable upon a Liquidation Event; provided, however, that such periods may be shortened or waived upon the written consent of the holders representing at least a majority of the voting power of all then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting as a single class on an “as converted” basis, that are entitled to such notice rights or similar notice rights. Notwithstanding the foregoing, the record date for any dividends to be paid on the Series C Preferred Stock and Series B Preferred Stock shall be 10 days prior to the dividend payment date for such dividends; provided, however, that such periods may be shortened or waived upon the written consent of the holders representing at least a majority of the voting power of all then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting as a single class on an “as converted “ basis, that are entitled to such notice rights or similar notice rights.

(g) No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

(h) Elimination of Special Voting Stock. On and as of the date when any Class A Exchangeable Share is exchanged for a share of Series A Preferred Stock, the Series A Special Voting Stock of any such exchanging holder related to such Class A Exchangeable Share shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue. On and as of the date when any Class B Exchangeable Share is exchanged for a share of Series B Preferred Stock, the Series B Special Voting Stock of any such exchanging holder related to such Class B Exchangeable Share shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue. On and as of the date when any Class C Exchangeable Share (of any class of Class C Exchangeable Shares) is exchanged for a share of the corresponding series of Series C Preferred Stock, the Series C Special Voting Stock of the corresponding series of Series C Special Voting Stock of any such exchanging holder related to such Class C Exchangeable Share shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue. On and as of the date when any Common Exchangeable Share is exchanged for a share of Common Stock, the share of Common Special Voting Stock of the exchanging holder related to such Common Exchangeable Share shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue. Following any such exchanges described in this Section 3(h), the holder of the canceled, retired and eliminated

Special Voting Stock shall no longer be entitled to vote any such canceled, retired and eliminated Special Voting Stock. For the avoidance of doubt, immediately prior to, or upon the closing of, a Qualified Public Offering, all authorized and outstanding shares of Special Voting Stock shall be canceled, retired and eliminated in connection with the exchange, retraction or redemption of all Exchangeable Shares.

(i) Waiver. Except as otherwise expressly provided herein, any of the rights, powers, preferences and other terms of the holders of US Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of shares representing at least a majority of the voting power of all then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a single class on an “as converted” basis. In accordance with Section 242(b)(2) of the General Corporation Law of the State of Delaware, no amendment, alteration or change to the powers, preferences or special rights of the shares of any class or series of the Corporation’s capital stock (whether by amendment, merger, consolidation, amalgamation or otherwise) that affects such shares adversely and in a manner that is different from how it affects any other classes or series of the Corporation’s capital stock shall be effective unless approved by the holders of a majority of the then outstanding shares of such class or series, with shares of the corresponding series of Special Voting Stock voting together with the corresponding class or series of US Preferred Stock or Common Stock as provided in Section 3(d) hereof.

(j) Actions Requiring Separate Approval of Stockholders. In addition to any other rights provided by law, the Corporation (including, without limitation, any subsidiary thereof) shall not, without first obtaining the affirmative vote or written consent of the holders of at least (A) a majority of the then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a separate class; and (B) five percent (5%) of the then outstanding shares of Series B Preferred Stock, Series B Special Voting Stock, Series C-1 Preferred Stock, Series C-1 Special Voting Stock, Series C-2 Preferred Stock and Series C-2 Special Voting Stock (excluding for such calculation any shares of Series C-1 Preferred Stock or Series C-1 Special Voting Stock issued upon the exercise of warrants issued by the Corporation or Targanta Ontario on or around the date hereof), voting together as a single class on an “as-converted” basis, effect any of the following:

(1) any reorganization, amalgamation, merger, winding-up, liquidation or voluntary dissolution of the Corporation and/or either or both of its Canadian subsidiaries, or the cessation of operations of the Corporation and/or either or both of its Canadian subsidiaries, including any Liquidation Event; and

(2) any issuance by the Corporation or any subsidiary of the Corporation of securities ranking senior to or pari passu with the Series C-3 Preferred Stock in any private equity transaction (but excluding any debt securities issued by the Corporation or any subsidiary of the Corporation in a transaction where, along with such debt securities, investors also receive warrants or other similar equity securities equal to ten percent (10%) or less of the debt amount issued).

(k) Actions Requiring Separate Approval of Stockholders. In addition to any other rights provided by law, the Corporation (including, without limitation, any subsidiary thereof) shall not, without first obtaining the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of Series C-3 Preferred Stock and Series C-3 Special Voting Stock, voting together as a separate class, take any action to effect any of the following:

(1) any revocation, modification, adoption or re-enactment of any by-law of the Corporation or any subsidiary thereof;

(2) any modification or amendment of the Certificate of Incorporation or the certificate of incorporation or articles of incorporation of any subsidiary of the Corporation that adversely alters, amends or waives any of the rights, privileges or preferences of the Series C Preferred Stock or the Class C Exchangeable Shares in an adverse manner that is different from how such amendment, alternation or waiver affects other classes or series of the capital stock of the Corporation or any subsidiary thereof;

(3) the entering into of any transaction with any shareholder, director or officer of the Corporation or any subsidiary thereof or a party related to a director or officer of the Corporation or any subsidiary of the Corporation;

(4) any change to the number of directors on the board of directors of the Corporation or the board of directors of any of the Corporation’s subsidiaries;

(5) any material modification to the nature of the business conducted by the Corporation or by a subsidiary thereof;

(6) any issuance of shares senior or on parity with respect to liquidation to the Series C-3 Preferred Stock or the Class C-3 Exchangeable Shares or any issuance of Convertible Securities convertible into shares that are senior to the Series C-3 Preferred Stock or the Class C-3 Exchangeable Shares, other than issuances of shares on parity with respect to liquidation to the Series C-3 Preferred Stock or the Class C-3 Exchangeable Shares (a) required by the Amended and Restated Exchange Agreement, by and among the Corporation, Targanta Québec, Targanta Ontario and the other parties thereto, dated on or around the date hereof, as amended and restated from time to time (the “Exchange Agreement”) and/or the Amended and Restated Support Agreement, by and among the Corporation, Targanta Québec and Targanta Ontario, dated on or around the date hereof, as amended and restated from time to time (the “Support Agreement”); (b) consisting of shares of Special Voting Stock required in connection with such issuances of exchangeable shares of any class or series by Targanta Québec and/or Targanta Ontario; (c) required by Section 8.4 of the Amended and Restated Unanimous Shareholders Agreement, by and among the Corporation, Targanta Québec, Targanta Ontario and the other parties thereto, dated on or around the date hereof, as amended and restated from time to time (the “Unanimous Shareholders Agreement”); (d) required by Sections 5.5 and 8.7 of the Amended and Restated Agreement Among Principal Shareholders, by and among the Corporation, Targanta Québec, Targanta Ontario and the other parties thereto, dated on or around the date hereof, as amended and restated from time to time (the “Principal Shareholders Agreement”); and (e) required by the Articles of Incorporation, as amended and restated from time to time, of either Targanta Québec or Targanta Ontario;

(7) any issuance of shares or other securities of any subsidiary of the Corporation other than upon the conversion of Convertible Securities convertible into securities of any such subsidiary of the Corporation, which Convertible Securities are outstanding as of the Original Issue Date, other than issuances (a) required by the Exchange Agreement and/or the Support Agreement; (b) of shares of Special Voting Stock required in connection with such issuances of exchangeable shares of any class or series by Targanta Québec and/or Targanta Ontario; (c) required by Section 8.4 of the Unanimous Shareholders Agreement; (d) Sections 5.5 and 8.7 of the Principal Shareholders Agreement; or (e) required by the Articles of Incorporation, as amended and restated from time to time, of either Targanta Québec or Targanta Ontario;

(8) the incurrence of indebtedness not outstanding on the date hereof in an amount that, individually or in the aggregate, exceeds $1,000,000 (other than as contemplated in the InterMune Note);

(9) any modification of the Corporation’s 2005 Stock Option Plan or the adoption of any new stock option plan for the benefit of the directors, officers, employees and service providers of the Corporation and/or its subsidiaries; and

(10) any declaration of dividends, distribution of assets or money on any class or series of capital stock of the Corporation or any class or series of capital stock of any subsidiary of the Corporation, other than as required by the Exchange Agreement and/or the Support Agreement and other than the issuance of shares of Special Voting Stock required in connection therewith, as required by Section 8.4 of the Unanimous Shareholders Agreement or Sections 5.5 and 8.7 of the Principal Shareholders Agreement or as required by the Articles of Incorporation, as amended and restated from time to time, of either Targanta Québec or Targanta Ontario.

Section 4. The preferences, rights, privileges and restrictions granted to, and imposed on, the Common Stock are as follows:

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Corporation’s Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class on an “as converted” basis, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

FIFTH: Except as provided in Section 3(e)(8) of Article FOURTH or as otherwise provided in the provisions establishing a class or series of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting together as a single class on an “as converted” basis, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the Bylaws.

SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH: The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by applicable law.

NINTH: A director of the Corporation shall, to the full extent permitted by the Delaware Act as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of this certificate of incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH: To the fullest extent permitted by applicable law, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which General Corporation Law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article TENTH shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

ELEVENTH: To the maximum extent permitted from time to time under Delaware law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TWELFTH. Unless otherwise specified, all references to dollar amounts herein are to the lawful currency of the United States of America.